EXHIBIT T

QUEENSLAND TREASURY CORPORATION

GLOBAL A$ BOND FACILITY

A$15,000,000,000

Unconditionally guaranteed by the Treasurer

on behalf of

the Government of Queensland

SUPPLEMENTAL AGREEMENT TO

DISTRIBUTION AGREEMENT

Dated as of August [    ], 2006

UBS Limited,

Citigroup Global Markets Inc.,

Citigroup Global Markets Limited,

Deutsche Bank Securities Inc.,

ABN AMRO Bank N.V.,

ABN AMRO Incorporated,

Australia and New Zealand Banking Group Limited,

Commonwealth Bank of Australia,

Deutsche Bank AG, London Branch,

Macquarie Bank Limited London Branch,

Macquarie Securities (USA) Inc.,

National Australia Bank Limited,

Royal Bank of Canada Europe Limited,

The Toronto-Dominion Bank, and

Westpac Banking Corporation.

c/o UBS Limited,

1 Finsbury Avenue,

London EC2M 2PP.

Dear Sirs:

Queensland Treasury Corporation (the “Corporation”), a corporation sole constituted under the laws of the State of Queensland, Commonwealth of Australia and the Treasurer on behalf of the Government of Queensland (the “Guarantor”) has entered into an amended and restated distribution agreement, dated as of the date hereof (the “Distribution Agreement”), with each of you (hereinafter referred to individually as a “Dealer” and collectively as the “Dealers”) with respect to the issue and sale by the Corporation of such series of its Global A$ Bonds as the Corporation may from time to time notify in writing to the Dealers (collectively, the “Bonds”), guaranteed pursuant to one or more Deeds of Guarantee given under Section 33 of the Queensland Treasury Corporation Act 1988 (the “Act”) by the Guarantor in an aggregate principal amount not to exceed the amount of (i) Bonds duly authorized for issuance and sale by the Corporation and (ii) Registered Securities (as defined in Section 1A(a) of the Distribution Agreement) required to be registered under the Securities Act of 1933, as amended (the “1933 Act.”) Capitalized terms used but not defined in this supplemental agreement to the Distribution Agreement (the “Supplemental Agreement”) have the meanings set forth in the Distribution Agreement.

The Corporation and the Guarantor have filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-             ) (the “Registration Statement”), including a prospectus, relating to the debt securities of the Corporation and the guarantee thereof by the Guarantor, including the Bonds and the Guarantee, which has become effective under the 1933 Act. As is permitted by Rule 429 (“Rule 429”) under the 1933 Act, the prospectus contained in the Registration Statement also relates to certain debt securities of the Corporation that were registered under another registration statement (No. 333-121263) previously filed by the Corporation and the Guarantor. In connection with sales or solicitations of offers to purchase the Bonds in the “United States” and to “U.S. persons” (as each of such terms are defined in Regulation S under the 1933 Act) outside the United States, the Corporation and the Guarantor have filed and propose in the future to file with the Commission from time to time pursuant to Rule 424 under the 1933 Act supplements to the form of prospectus included in the Registration Statement, which describe certain terms of the Bonds and the plan of distribution thereof. The most recent basic prospectus included in the Registration Statement, as supplemented with respect to the terms of the particular Bonds being offered and sold and the plan of distribution thereof, including the final prospectus supplement relating to the Bonds, the final Pricing Supplement and all material incorporated by reference therein, is hereinafter referred to as the “U.S. Prospectus”. “Preliminary Prospectus” refers to the most recent basic prospectus, prospectus supplement and pricing supplement related to any Bonds being offered in the “United States” and to “U.S. persons” that is used before the acceptance by the Corporation of an offer for the purchase of those Bonds which omitted information to be included upon pricing in the form of a final prospectus, final prospectus supplement or final prospectus supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act.

The U.S. Prospectus has not been approved as a base prospectus by the Luxembourg Stock Exchange and has not been published in accordance with Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). The prospectus supplement dated December 14, 2005 constitutes a base prospectus for the purposes of the Prospectus Directive (hereinafter, the “Prospectus Directive Prospectus”), other than in respect of the Terms and Conditions incorporated by reference therein from a pricing supplement setting forth the terms of the particular Bonds being offered and sold pursuant thereto.

This Supplemental Agreement sets forth the basis upon which the Corporation and the Guarantor have agreed with the Dealers that for so long as this Supplemental Agreement remains in effect and the Corporation or such Dealer is required to deliver the U.S. Prospectus or Prospectus Directive Prospectus in connection with sales or solicitations of offers to purchase the Bonds, the Corporation and the Dealers will distribute (i) the U.S. Prospectus to persons in the United States and to U.S. persons outside the United States and (ii) the Prospectus Directive Prospectus to persons outside the United States that are not U.S. persons, in each case, otherwise in compliance with the terms and conditions of the Distribution Agreement.

SECTION 1. Definition of “Prospectus” in the Distribution Agreement; Amendment to Representations and Warranties

A. Other than as set forth in Sections 1.B, 1.C, 1.D and 1.E of this Supplemental Agreement, the term “Prospectus” as used in the Distribution Agreement shall, as the context requires, refer to:

(1) each of the U.S. Prospectus and the Prospectus Directive Prospectus; or

(2) the U.S. Prospectus or the Prospectus Directive Prospectus, as applicable.

B. The term “Prospectus” as used in Sections 1.A(a) and 5(b)(3) of the Distribution Agreement shall refer solely to the U.S. Prospectus.

C. Section 1.A(b) of the Distribution Agreement shall be replaced and superseded by the following representation and warranty:

“The Registration Statement, at the times the Registration Statement became effective, complied, and as of each applicable Representation Time will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act and the Regulations. The U.S. Prospectus and each Preliminary Prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, and as of each Representation Time, will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act and the Regulations. The Registration Statement, at the times the Registration Statement became effective did not, and as of the applicable Representation Time each part of the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Prospectus, at the times the Registration Statement became effective did not, and the U.S. Prospectus and the Prospectus Directive Prospectus as of the applicable Representation Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or to be incorporated by reference into the U.S. Prospectus, the Prospectus Directive Prospectus or a Preliminary Prospectus, when they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the 1934 Act and the Regulations and, at the time the Registration Statement became effective, at the Closing Time, and at each Representation Time, when read together with the other information in the U.S. Prospectus, the Prospectus Directive Prospectus or such Preliminary Prospectus, none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the U.S. Prospectus, the Prospectus Directive Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Corporation in writing by such Dealer expressly for use in the Registration Statement, the U.S. Prospectus, the Prospectus Directive Prospectus or such Preliminary Prospectus.”

D. The term “Prospectus” as used in Sections 1.A(f), 1.B(e) and 5(f) of the Distribution Agreement shall refer solely to the Prospectus Directive Prospectus.

E. Section 1.B(a) of the Distribution Agreement shall be replaced and superseded by the following representation and warranty:

“The Registration Statement, insofar as it expressly relates to the Guarantor, at the times the Registration Statement became effective and as of the applicable Guarantor Representation Time, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Prospectus, insofar as it expressly relates to the Guarantor, at the times the Registration Statement became effective, and the U.S. Prospectus, at the time the Registration Statement became effective, and each of the U.S. Prospectus and the Prospectus Directive Prospectus as of the applicable Guarantor Representation Time, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or to be incorporated by reference into the U.S. Prospectus or a Preliminary Prospectus, insofar as they expressly relate to the Guarantor, at the time the Registration Statement became effective, and each of the U.S. Prospectus and the Prospectus Directive Prospectus as at the Closing Time, and at each Representation Time, when read together with the other information in the U.S. Prospectus, the Prospectus Directive Prospectus or such Preliminary Prospectus, also insofar as it expressly relates to the Guarantor, none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, however, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the U.S. Prospectus, the Prospectus Directive Prospectus or any Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Corporation or the Guarantor in writing by any Dealer expressly for use in the Registration Statement, the Prospectus, the Prospectus Directive Prospectus or such Preliminary Prospectus.”

SECTION 2. Delivery of U.S. Prospectus or Prospectus Directive Prospectus by the Dealers

A. Each of the Dealers agree that for so long as the Corporation or such Dealer is required to deliver the U.S. Prospectus or Prospectus Directive Prospectus in connection with sales or solicitations of offers to purchase the Bonds, the Corporation or such Dealer shall deliver:

(1) only copies of the U.S. Prospectus (including any U.S. version of an applicable pricing supplement related to the Bonds) to any person to whom it is making a sale or soliciting an offer to purchase (x) in the United States or (y) that is U.S. person outside the United States; and

(2) only copies of the Prospectus Directive Prospectus (including any Prospectus Directive version of an applicable pricing supplement related to the Bonds) to any person to whom it is making a sale or soliciting an offer to purchase that (x) is not in the United States or (y) is not a U.S. person outside the United States.

B. Notwithstanding Section 2.A of this Supplemental Agreement, for so long as the Corporation or such Dealer is required to deliver the U.S. Prospectus or Prospectus Directive Prospectus in connection with sales or solicitations of offers to purchase the Bonds, if the Corporation or such Dealer is unsure or unable to determine after such investigation as the Corporation or such Dealer (as applicable) deems reasonable whether the person to whom it is making a sale or soliciting an offer to purchase is in the United States or a U.S. person, the Corporation or such Dealer shall deliver to such person a copy of the U.S. Prospectus (including any U.S. version of an applicable Pricing Supplement related to the Bonds).

SECTION 3. Effectiveness of Supplemental Agreement; Termination

(a) This Supplemental Agreement is supplemental to and, to the extent inconsistent therewith, supersedes the terms and conditions of the Distribution Agreement. Otherwise, the Distribution Agreement remains in full force and effect.

(b) This Supplemental Agreement shall be effective upon execution by the parties hereto and shall remain in effect until such time as the Corporation notifies the Dealers that the prospectus supplement dated December 14, 2005 has been superseded as a base prospectus for the purposes of the Prospectus Directive or the Distribution Agreement is terminated in accordance with its terms.

SECTION 4. Governing Law

This Supplemental Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof, except that all matters governing authorizations and executions by the Corporation and the Guarantor shall be governed by the laws of the State of Queensland.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

QUEENSLAND TREASURY CORPORATION

By:
Name: Title:	Stephen Rochester Chief Executive

THE TREASURER ON BEHALF OF THE GOVERNMENT OF QUEENSLAND

By:
Name: Title:	The Hon Anna Bligh Treasurer

CONFIRMED AND ACCEPTED, as of

the date first above written:

UBS LIMITED on behalf of:

Deutsche Bank Securities Inc.,

ABN AMRO Bank N.V.,

ABN AMRO Incorporated,

Australia and New Zealand Banking Group Limited,

Citigroup Global Markets Inc.,

Citigroup Global Markets Limited,

Commonwealth Bank of Australia,

Deutsche Bank AG, London Branch,

Macquarie Bank Limited London Branch,

Macquarie Securities (USA) Inc.,

National Australia Bank Limited (ABN 12 004 044 937)

Royal Bank of Canada Europe Limited,

The Toronto-Dominion Bank, and

Westpac Banking Corporation.

By:	By:
Name: Title:	Name: Title:

UBS LIMITED

By:	By:
Name: Title:	Name: Title: